EXHIBIT 99.2

ACCOUNTANTS’ REVIEW REPORT

To The Board of Directors and Stockholders of
    Twofold Photos, Inc.
    Redwood City, California

We have reviewed the accompanying balance sheet of Twofold Photos, Inc. (an S Corporation) as of June 30, 2004 and the related statements of income and retained earnings, and cash flows for the six months then ended, in accordance with Statements for Accounting Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Twofold Photos, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

TOTILO & COMPANY Certified Public Accountants

Stamford, Connecticut
July 23, 2004

TWOFOLD PHOTOS, INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2004

Revenues	$5,593,115
Operating expenses:
Cost of Services	1,890,614
General and Administrative	1,064,831

Total operating expenses	2,955,445
Income from Operations	2,637,670
Other Income (Expense):
Interest income	21,105
Interest expense	(20,943)

Total Other Income (Expense)	162

Income Before Income Taxes	2,637,832
Provision for Income Taxes	38,994

Net Income	2,598,838
Retained Earnings, January 1, 2004	1,168,901
Distributions to Stockholders	(1,014,000)

Retained Earnings, December 31, 2003	$2,753,739

See Auditors’ Review Report and Accompanying Notes.

TWOFOLD PHOTOS, INC.
BALANCE SHEET
JUNE 30, 2004

ASSETS
Current Assets
Cash	$4,164,172
Accounts Receivable, net	1,217,358
Prepaid Photo and License Fees	205,126
Stockholders' Advances	5,708
Prepaid Expenses	48,096

Total Current Assets	5,640,460

Other Assets
Property and Equipment - at cost, net of
accumulated depreciation of $895,018	787,792
Intangible Assets - at cost, net of accumulated
amortization of $327,205	1,740,058
Security deposits	30,580
Prepaid Photo and License Fees	125,241

Total Other Assets	2,683,671

Total assets	$8,324,131

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts Payable and Accrued Expenses	$179,119
Unearned Membership Fees	1,777,302
Stockholder Loan	2,000,000
Taxes payable	26,244

Total Current Liabilities	3,982,665

Long-Term Liabilities
Unearned Membership Fees	488,482

Total Long-Term Liabilities	488,482

Total Liabilities	4,471,147

Stockholders' Equity:
Common stock - No Par Value
Authorized - 20,000,000 Shares
Issued and Outstanding - 10,180,000 Shares	1,099,245
Retained Earnings	2,753,739

Total Stockholders' Equity	3,852,984

Total liabilities and stockholders' equity	$8,324,131

See Auditors’ Review Report and Accompanying Notes.

TWOFOLD PHOTOS, INC.
STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2004

Cash Flows from Operating Activities:
Net Income	$2,598,838
Adjustments to Reconcile Net Income to Net Cash Provided By
Operating Activities
Depreciation and Amortization	303,130
Changes in operating assets and liabilities, net of acquisitions:
Accounts Receivable	(236,617)
Prepaid Photo and License Fees	(24,554)
Stockholders' Advances	113,246
Prepaid Expenses	19,462
Security Deposits	(8,000)
Accounts Payable and Accrued Expenses	(13,566)
Unearned Membership Fees	(211,352)
Taxes	17,061

Net Cash Provided By Operating Activities	2,557,648

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(324,540)

Net Cash Used In Investing Activities	(324,540)

Cash flows from financing activities:
Distributions to Stockholders	(1,014,000)

Net Cash Used In Financing Activities	(1,014,000)

Net increase in cash and cash equivalents	1,219,108
Cash at Beginning of Year	2,945,064

Cash at End of Year	$4,164,172

See Auditors’ Review Report and Accompanying Notes.

TWOFOLD PHOTOS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2004

1. ORGANIZATION

Twofold Photos, Inc. (the “Company”) was incorporated under the laws of the State of California on December 18, 2003. The Company operates under the trade name “Webshots.com” as an internet provider of digital photo imaging. Subscribers download, share, store and interact with millions of digital images on Webshots. The Company maintains its principal offices at 555 Twin Dolphin Drive, Redwood City, California.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Revenue and Expense Recognition

Revenues from Membership Fees are recognized ratably over the term of the memberships, which are offered in six month, one-year and two-year durations. Revenues from Advertising are contracted and recognized on a month-to-month basis. Revenues from sales of Community & Professional Prints, Gifts and Photo Compact Disc are recognized when the sales are made. Prepaid photo and license fees are expensed ratably over the terms of the agreements. Other costs and expenses are recognized during the period in which they are incurred.

      Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts during the reporting period and at the date of the financial statements. Actual results could differ from those estimates.

      Accounts Receivable

The Company has established an allowance for doubtful accounts of $40,000 for the year six months ended June 30, 2004. The accounts receivable are presented on the balance sheet net of the allowance.

      Property and Equipment

Property and equipment are recorded at cost. Depreciation expense has been computed on a straight-line method over the estimated useful lives of the property and equipment. For income tax purposes, depreciation is computed using statutory recovery methods. Maintenance and repairs are charged to expense as incurred. Major renewals and betterments that extend service lives are capitalized. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that full recoverability is questionable. Factors used in valuation include, but are not limited to, managements’ plans for future operations, recent operating results and projected cash flows.

      Goodwill and Other Intangible Assets

The Company adopted the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets” which requires that purchased goodwill and certain indefinite-lived intangibles are not to be amortized, but instead be tested for impairment at least annually. The Company evaluated its intangible assets and determined, with the exception of goodwill, its intangible assets have determinable lives.

SFAS No. 142 prescribes a two-phase process for impairment of goodwill. The first phase screens for impairment; while the second phase (if necessary) measures the impairment. The Company completed its first phase impairment analysis and found no instances of impairment of its recorded goodwill; accordingly, the second testing phase was not necessary.

Intangible Assets are recorded at cost. Amortization expense (for intangible assets with determinable lives) has been computed on a straight-line method over the estimated economic lives of the intangible assets.

      Income Taxes

The Company uses Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (SFAS No. 109) – in reporting deferred income taxes. SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company’s financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

      Advertising Costs

Advertising costs are expensed as incurred except for advertising costs that have a contractual life. Advertising costs with a contractual life are amortized over the life of the contract.

      Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include money market funds and highly liquid debt instruments with maturities of three months or less at the date of their acquisition.

3. PROPERTY AND EQUIPMENT

The following is a summary of the property and equipment stated at cost, and their related accumulated depreciation at June 30, 2004:

Property and Equipment	Estimated Life	Amount
Office Equipment	5 years	$198,738
Technology Equipment	3 years	1,484,072

Total Property and Equipment		1,682,810
Less Accumulated Depreciation		(895,018)

Property and Equipment - Net		$787,792

Depreciation expense for the six months ended June 30, 2004 was $235,029.

4. INTANGIBLE ASSETS

The following is a summary of the Intangible Assets and their related accumulated amortization at June 30, 2004.

Intangible Asset	Term	Amount
Goodwill	N/A	$619,593
Work Force Agreement	180 Months	100,000
Domain Names	180 Months	500,000
Webshots Trademark	180 Months	250,000
Webshots Softwared	180 Months	250,000
Postcard Agreement	180 Months	50,000
Organization Costs	60 Months	177,643
Technology Development Costs	60 Months	120,027

Total Intangible Assets		2,067,263
Less Accumulated Amortization		(327,205)

Intangible Assets - Net		$1,740,058

Amortization expense for the six months ended June 30, 2004 was $68,101.

The total estimated amortization of the intangible assets for each of the five succeeding years is as follows:

Year Ended December 31,	2005	$ 136,201
	2006	$ 136,201
	2007	$ 88,669
	2008	$ 76,667

5. LEASE COMMITMENTS

Operating Leases

The Company has entered into various operating leases, primarily for the rental of office space and data center space. Lease payments for the six months ended June 30, 2004 were $218,908. Future minimum annual rental payments for the leases in effect at June 30, 2004 are as follows:

Year Ended December 31,	2005	$ 273,635
	2006	$ 278,307
	2007	$ 97,103

6. SALARY DEFERRED 401(K) PLAN

The Company maintains a salary deferred 401(k) plan and allows employees to defer up to 20% of their annual salary to a maximum salary deferral of $13,000 per annum, as of June 30, 2004. The Company does not contribute to the 401(k) plan.

7. INCOME TAXES

The Company has elected to be taxed pursuant to Subchapter S of the Internal Revenue Code of 1986, as amended, and accordingly, there is no provision for federal income taxes or a corresponding liability account. Pursuant to said elections, profits, losses and credits of the Company will be utilized by the stockholders.

The interim provision for state income taxes at June 30, 2004 is based on reported results of operations; deferred income taxes reflect the impact of temporary differences, and consists of the following components:

Current	$38,994
Deferred	--

Provision for State Income Taxes	$38,994

8. TRANSACTIONS WITH RELATED PARTIES

The Company is indebted to a stockholder in the amount of $2,000,000 at June 30, 2004. The loan is payable on demand. Interest is computed at 2.094% per annum. The loan has been classified as a current liability as the Company has indicated that payment will be made in conjunction with the pending merger of the Company (See Note 14). If the anticipated merger does not occur, the loan will be reclassified as a non-current liability, as the stockholder has indicated he will not seek payment within the ensuing twelve months. Interest paid for the six months ended June 30, 2004 was $20,943.

9. SUPPLEMENTRY DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for interest and income taxes for the six months ended June 30, 2004 were as follows:

Interest	$ 20,943
Income Taxes	$ 21,098

10. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk consist principally of accounts receivable. Individual significant accounts receivable are primarily from corporate advertisers. The Company performs ongoing evaluations of their significant customers and generally does not require collateral. The Company maintains an allowance for doubtful accounts which management believes is sufficient to cover potential credit losses

The Company has three customers, which account for approximately 11%, 15% and 16% of the Accounts Receivable at June 30, 2004. Revenues from these three customers approximated 17%, 11% and 11% of the total advertising revenues for the six months ended June 30, 2004, respectively.

The Company maintains cash balances at a bank. At June 30, and at various times during the year, the Company maintained cash balances in excess of FDIC insurable limits.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company’s financial instruments as of June 30, 2004 are as follows:

Non-trading Instruments	Carrying Amount	Fair Value
Assets:
Cash and Equivalents	$4,164,172	$4,164,172

Liabilities:
Short-Term Borrowings	$2,000,000	$2,000,000

12. STOCK INCENTIVE PLAN

On March 25, 2003 the Board of Directors authorized the establishment of the 2003 Stock Incentive Plan (the “2003 plan”) with 2,000,000 shares reserved for grant under the plan. During any consecutive 12 month period, the total value amount of awards granted/sold cannot exceed the greatest of $1,000,000, 15% of the company’s assets; or 15% of the outstanding common stock. As of June 30, 2004, options to purchase a total of 1,541,746 shares of no-par common stock were outstanding.

Under the 2003 plan, the Board of Directors has authorized this to be a non-qualified stock option plan with the price equal to fair value of the underlying stock at the date of the grant. The options are generally exercisable as to 25% of the shares on the one year anniversary of the vesting commencement date with additional increments of 6.25% of the shares on each quarterly anniversary such that the options shall be fully exercisable 4 years after the vesting commencement date.

The following table summarizes option activities for the six months ended June 30, 2004:

	Shares Available for Grant	Common Stock	Weighted Average Exercise Price
Balances, January 1, 2003	--	--
Options Authorized	2,000,000	--
Options Granted	(1,721,746)	1,721,746	$0.500
Options Exercised	--	(180,000)	$0.425
Options Cancelled	--	--

Balances, December 31, 2003	278,254	1,541,746

At June 30, 2004, options were vested and exercisable to purchase approximately 1,000,000 shares of common stock. However, an acceleration of vesting will occur if the pending merger of the Company proceeds as scheduled in 2004 (See Note 14).

13. CONTINGENCIES

The Company has received two separate inquiries alleging infringement of patents and requesting the Company enter into license agreements. After taking into consideration legal counsel’s evaluation of such actions, management is of the opinion that their outcome will not have any significant effect on the Company’s financial statements.

14. SUBSEQUENT EVENTS

The Company entered into an agreement and plan of merger dated as of July 14, 2004, with CNET Networks, Inc. and Cheese Acquisition Sub, Inc. (“Merger Sub”), and subject to satisfaction or waiver of the conditions in the agreement, Merger Sub shall be merged with and into the Company. The closing is scheduled for completion on August 2, 2004.